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                                                                    EXHIBIT 3.36

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AH 02/16/2001
                                                         010079733 - 3104710

                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         CORPUS CHRISTI COGENERATION LP

         CORPUS CHRISTI COGENERATION LP (hereinafter called the "partnership"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of amending Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on September 30,1999, hereby certifies that:

         1. The name of the limited partnership is CORPUS CHRIST COGENERATIONS
LP.

         2. Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 9 East Loockerman Street, Dover, Delaware 19904, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to National Registered Agents, Inc.

         The undersigned, a general partner of the partnership, executes this Certificate of Amendment on January 22, 2001

                              Corpus Christi Cogeneration LP

                              By: Nueces Bay Energy LLC,
                                  a Delaware domestic limited liability company, its general partner

                                  By: /s/ Lisa M. Bodensteiner
                                      ------------------------------------------
                                      Lisa M. Bodensteiner, Assistant Secretary